UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 17, 2011

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775, Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

Equity Distribution Agreement

On August 17, 2011, DCP Midstream Partners, LP (the “Partnership”), DCP Midstream GP, LP, and DCP Midstream GP, LLC (collectively, the “Partnership Parties”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc., as sales agent for the Partnership thereunder (the “Agent”), providing for the issuance and sale, from time to time, by the Partnership through the Agent, of common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross offering price to the public of up to $150,000,000 (the “Offering”). Sales of the Common Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed upon by the Partnership and the Agent. The Common Units to be sold in the Offering are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s effective Shelf Registration Statement on Form S-3 (File No. 333-175047).

Under the terms of the Equity Distribution Agreement, the Partnership may also sell Common Units from time to time to the Agent as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to the Agent will be governed by a separate terms agreement to be entered into between the Partnership and the Agent in connection therewith.

Pursuant to the Equity Distribution Agreement, the Partnership Parties agreed, among other things, to provide indemnification and contribution to the Agent against certain liabilities, including liabilities arising under the Securities Act. A copy of the Equity Distribution Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the Equity Distribution Agreement is qualified in its entirety by reference to this exhibit. The Partnership intends to use the net proceeds of this offering, after deducting the sales agent’s commission and offering expenses, to fund acquisitions, capital expansion projects and for general partnership purposes. This may include the repayment of a portion of the Partnership’s credit facility borrowings used to finance growth capital expenditures.

The Agent and its affiliates have, from time to time, and may in the future perform various financial advisory and commercial investment banking services for the Partnership and its affiliates for which they have received, and in the future will receive customary compensation and expense reimbursement. An affiliate of the Agent is a lender under the Partnership’s credit facility. To the extent the Partnership uses proceeds from the Offering to repay indebtedness under the Partnership’s credit facility, such affiliate may receive a portion of the net proceeds from the Offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 1.1	Equity Distribution Agreement dated August 17, 2011 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC and Citigroup Global Markets Inc.

Exhibit 5.1	Opinion of Holland & Hart LLP

Exhibit 8.1	Opinion of Holland & Hart LLP

Exhibit 23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto)

Exhibit 23.2	Consent of Holland & Hart LLP (included in Exhibit 8.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

August 17, 2011

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Equity Distribution Agreement dated August 17, 2011 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC and Citigroup Global Markets Inc.

Exhibit 5.1	Opinion of Holland & Hart LLP

Exhibit 8.1	Opinion of Holland & Hart LLP

Exhibit 23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto)

Exhibit 23.2	Consent of Holland & Hart LLP (included in Exhibit 8.1 hereto)